                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                     ------------

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                              QUALITY FOOD CENTERS, INC.
                (Exact name of registrant as specified in its charter)


                   Washington                     91-1330075
          ----------------------------       ---------------------
           (State of incorporation or          (I.R.S. Employer
               organization)                 Identification No.)


                 10112 N.E. 10TH STREET, BELLEVUE, WASHINGTON  98004
               --------------------------------------------------------
                (Address of principal executive offices)   (Zip Code)

   If this form relates to the           If this form relates to the
   registration of a class of debt       registration of a class of debt
   securities and is effective           securities and is to become effective
   upon filing pursuant to General       simultaneously with the
   Instruction A(c)(1) please check      effectiveness of a concurrent
   the following box.   [ ]              registration statement under the
                                         Securities Act of 1933 pursuant to
                                         General Instruction A(c)(2) please
                                         check the following box.    [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

              Title of Each Class           Name of Each Exchange on Which
              to be Registered              Each Class is to be Registered
         --------------------------         --------------------------------
         Common Stock, $.001 par value           New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                         NONE
                                   (Title of Class)



                                  Page 1 of 3 pages
                               Exhibit Index on page 2

Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of the Registrant's common stock required by this Item is incorporated by reference to the "Description of Common Stock" on pages 20 and 21 of the Registrant's Prospectus constituting a part of Amendment No. 2, dated January 17, 1997, to the Registration Statement on Form S-3, No. 333-18567, filed on December 23, 1996 and in the form in which it became effective on January 27, 1997.

Item 2.   EXHIBITS

          The following Exhibits required in accordance with Instruction II to
Item 2 have been or will be duly filed with the New York Stock Exchange.

     1.   Annual Report on Form 10-K, dated March 20, 1996;

     2.   Quarterly Report on Form 10-Q for the 12 weeks ended September 7,
          1996;

     3.   Quarterly Report on Form 10-Q for the 12 weeks ended June 15, 1996;

     4.   Quarterly Report on Form 10-Q for the 12 weeks ended March 23, 1996;

     5.   Proxy Statement, dated March 28, 1996;

     6. Annual Report to Shareholders for the fiscal year ended December 30, 1995;

     7. Registration Statement on Form S-3, dated December 23, 1996; Amendment No. 1 to such Registration Statement dated December 24, 1996; Amendment No. 2 to such Registration Statement dated January 17, 1997;

     8. Current Report on Form 8-K, dated November 12, 1996, as amended by Current Reports on Form 8-K/A, dated December 24, 1996 and December 27, 1996;

     9. Articles of Incorporation and Bylaws of the Company and all amendments thereto;

     10. Specimen Stock Certificate for the Company's Common Stock, par value $.001 per share; and

     11. Copy of pertinent pages of the document containing information incorporated by reference in Item 1.

                                      SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        QUALITY FOOD CENTERS, INC.

                                        DATE:  February 12, 1997

                                        By:  /s/ MARC W. EVANGER
                                             --------------------------
                                             Marc W. Evanger
                                             Vice President,
                                             Chief Financial Officer